UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2012

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 6, 2012, the Ohio Department of Jobs and Family Services, or ODJFS, notified our Ohio health plan, Molina Healthcare of Ohio, Inc., that it had not been selected to participate under the recently issued Ohio Medicaid Managed Care Plan Request for Applications, or RFA. As a result of our Ohio health plan’s not being selected in the RFA process, its existing contract with the state will expire without renewal on December 31, 2012.

The Company is evaluating the scoring of the RFA and whether to pursue its rights of appeal.

The Company is affirming its previously issued guidance for fiscal year 2012 earnings of $1.75 per diluted share.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the Company’s EPS guidance for its fiscal year 2012, potential appeal of the RFA results, and the expiration of the Ohio health plan’s contract as of December 31, 2012. All of the Company’s forward-looking statements are based on our current expectations and assumptions that are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. A discussion of the risk factors facing our Company can be found under Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov. The Company disclaims any intent or obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: April 6, 2012	By:	/s/ Jeff D. Barlow
Jeff D. Barlow Sr. Vice President – General Counsel, and Secretary